UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2016

BEIGENE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-37686 (Commission File Number)	98-1209416 (I.R.S. Employer Identification No.)

c/o Mourant Ozannes Corporate Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grand Cayman KY1-1108

Cayman Islands
(Address of principal executive offices) (Zip Code)

+1 (345) 949 4123

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Suzhou Lease Agreement

On April 10, 2016, BeiGene (Suzhou) Co., Ltd. (“BeiGene Suzhou”), a wholly-owned subsidiary of BeiGene, Ltd. (the “Company”), entered into a Lease Agreement (the “Lease”) with Suzhou Industrial Park Biotech Development Co., Ltd. for approximately 11,000 square meter facility for research and manufacturing use in Suzhou, China. The Lease will commence on April 18, 2016 and expire on July 17, 2021. The initial rent, the payment of which will commence on July 18, 2016, is RMB 280,650 per month, plus service charges of RMB 65,485 per month and other fees for use of the premises, including water costs and electricity. The service charges will remain unchanged for the first three years and the increasing range thereafter will not exceed 5% of the previous yearly service charges.  Suzhou Industrial Park will pay BeiGene (Suzhou)’s full monthly rent for the first three years and 50% of the monthly rent for the following two years.  The Lease contains customary covenants, insurance and indemnification obligations, and termination provisions.

The foregoing summary description of the Lease does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lease, a copy of which is expected to be filed with the Company’s Quarterly Report on Form 10-Q.

Amendment to Deposit Agreement

On April 11, 2016, the Company entered into Amendment No. 1 (the “Amendment”) to the Deposit Agreement dated February 5, 2016 (the “Deposit Agreement”), among the Company, Citibank, N.A. (the “Depositary”) and the holders of American Depositary Receipts (“ADRs”). The Company and the Depositary have agreed to amend the Deposit Agreement, the form of ADR and all outstanding ADRs to reflect the voting provisions in the Company’s Fourth Amended and Restated Memorandum and Articles of Association by eliminating voting by show of hands. Instead, the Amendment provides that voting at any meeting of shareholders is by a poll.  The Amendment also provides that, if the Depositary timely receives voting instructions from a holder of ADR which fail to specify the manner in which the Depositary is to vote, the Depositary will give a discretionary proxy to a person designated by the Company to vote the deposited securities represented by such holder’s American Depositary Shares, subject to the terms of the Deposit Agreement, as amended.

The foregoing summary description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report under heading “Suzhou Lease Agreement” is incorporated herein by reference.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report under heading “Amendment to Deposit Agreement” is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 11, 2016, the Company appointed Eric Hedrick, M.D. as the Interim Chief Medical Officer of the Company.  Dr. Hedrick succeeds RuiRong Yuan, M.D. who no longer serves as Chief Medical Officer and President of Global Clinical Development of the Company effective April 11, 2016.

Eric Hedrick, M.D. has served as a clinical advisor to BeiGene since June 2015. He was previously Chief Medical Officer at Epizyme, and Vice President of Oncology Development and Interim Chief Medical Officer at

Pharmacyclics, where he was involved in the development of ibrutinib, the BTK inhibitor currently approved for treatment of chronic lymphocytic leukemia, mantle cell lymphoma, and Waldenström’s macroglobulinemia. Previously, Dr. Hedrick was a Group Medical Director at Genentech and an Attending Physician on the Hematology Service at Memorial Sloan-Kettering Cancer Center. He has an M.D. from University of Maryland School of Medicine.

Item 7.01                                           Regulation FD Disclosure.

On April 11, 2016, the Company issued a press release announcing the change of Chief Medical Officer.  A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

4.1	Amendment No. 1 to Deposit Agreement, dated April 11, 2016, by and among the Company, Citibank, N.A. and holders of the American Depositary Receipts

4.2	Form of American Depositary Receipt (included in Exhibit 4.1)

99.1	Press Release issued on April 11, 2016, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: April 11, 2016	By:	/s/ Howard Liang
	Name:	Howard Liang
	Title:	Chief Financial Officer and Chief Strategy Officer

Exhibit Index

Exhibit No.	Description

4.1	Amendment No. 1 to Deposit Agreement, dated April 11, 2016, by and among the Company, Citibank, N.A. and holders of the American Depositary Receipts

4.2	Form of American Depositary Receipt (included in Exhibit 4.1)

99.1	Press Release issued on April 11, 2016, furnished herewith